WORLDWIDE STAGES

MARKET VISION GROWTH TEAM JOIN INVESTOR WAITLIST

INVEST IN THE NEXT GENERATION OF THE ENTERTAINMENT INDUSTRY

A Game-Changing Opportunity in the Entertainment Production Industry

Production companies are trying to satisfy the insatiable desire of their customers for entertainment. The problem is that there just aren't enough production facilities available to meet this industry demand. Worldwide Stages will provide those facilities and capitalize on the unprecedented growth of the entertainment production industry with the right product, at the right time, in the right location. Join us as we revolutionize the entertainment production industry.

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THE ISSUER IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. AT THIS TIME, NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED BY THE COMPANY FOR THE OFFERING, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED BY THE COMPANY AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED BY THE COMPANY UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY OFFER TO PURCHASE THE COMPANY'S SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST IN THE OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

A THRIVING MARKET WITH IMMENSE GROWTH POTENTIAL

Feature Film, Broadcast TV/Streaming, and Music

The global entertainment industry is experiencing unprecedented expansion, driven by increasing demand for original content, the rise of streaming platforms, and the surge in music touring and live music performance.

By investing in Worldwide Stages, you position yourself at the epicenter of this booming market, capitalizing on the insatiable appetite of consumers for entertainment content and of production companies to gain a competitive advantage by producing original content.

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THE DIFFERENCE

Worldwide Stages establishes a new standard in the entertainment production space, offering not just traditional soundstage and production facilities, but an immersive, 5-star concierge service to A-list entertainment professionals. Typical guest comment: "Once you produce at Worldwide Stages, you will never go anywhere else."

A GLOBAL REACH

Our clients are world-class, A-list entertainment professionals who position us to tap into global markets and capitalize on opportunities across the full spectrum of the global entertainment production industry.

A LOCAL ADVANTAGE

With one of the most influential leaders in Nashville serving as CEO, Worldwide Stages has the right relationships and the right product to serve the massive influx of creative capital into what is already one of the most creative cities in the USA.

OUR VISION AND MISSION

320,000 square feet of current production space. And it's only the beginning.

Your investment will double our production capacity, increasing the capital value of your investment and creating massive new revenue opportunities. Our deep relationships in the industry give Worldwide Stages an unfair advantage and offer an attractive investment opportunity with strong potential for returns. When you invest, you join a community of stakeholders who share a new vision for the future of entertainment production and are poised to reap the rewards of our continued success.



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WHAT'S HAPPENING AT WORLDWIDE STAGES

BROOKS & DUNN PERFORMS "NEON MOON" LIVE STREAMING CMT STORYTELLERS HERE AT WORLDWIDE STAGES

INVEST IN THE NEW WAVE OF THE ENTERTAINMENT INDUSTRY

Pioneering the Next Generation of Soundstage and Production Facilities

A-list soundstages for A-list productions with expansive footprint for Feature Film, TV Broadcast/Streaming, and Music Production.

"Music Row" quality recording studio with two master control booths and a private 70-seat theater onsite.

Full complement of concierge services, with green rooms and production spaces decorated by feature film set designers.

Special effects stages, green screens, floor drains for water effects, and pyro-tested.

Onsite medic and full-time armed guards augmented by over 90

Thousands of square feet of storage, mill-shop, and ancillary



Onsite medic and full-time armed guards augmented by over 90 facial recognition cameras to keep every production safe and secure.

Thousands of square feet of storage, mill-shop, and ancillary production space, plus acres of parking with direct access to four-lane divided highways.

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OUR CURRENT STAGES

Worldwide Stages

OUR CURRENT STAGES

Worldwide Stages





Our Vision for the Future of Worldwide Stages

Expanding to 56 acres and thousands more square feet in production facilities







- Amenties
- Industry Events
  - The Onyx Gallery
  - The Speakeasy
  - The Atrium
  - The Theater

Artist Suites – Hair & Make Up

- For talent that deserves the best
- Private spaces decorated by feature film set designers
- From private dining to deal room, it's your choice
- "I have never had this level of luxury during production" (A-list talent)



WHY WE ARE DIFFERENT?

Fuel the Entertainment Industry's Evolution to New Heights

At Worldwide Stages, we recognize the challenges that the entertainment production industry faces and are dedicated to providing innovative solutions that revolutionize the creative process. By offering cutting-edge facilities, prioritizing safety, and reducing the need for costly relocations, we empower creators to focus on what truly matters — their creative vision. Help elevate entertainment production to new heights by joining the Worldwide Stages investment community.

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OUR TEAM

Management Team



KELLY FREY

SR., CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER AND DIRECTOR

Recently recognized by the *Nashville Post* as one of the most influential people in Nashville, Kelly was selected as legal counsel by the U.S. subsidiary of the largest information technology company in the world, as a Fellow of the World Technology Network "for work deemed most likely to be of long-term significance" (other Fellows include Jeff Bezos and Elon Musk), and by *The National Law Journal* as one of the top 20 Intellectual Property attorneys in the country (as part of NLJ's "IP Trailblazers" selections).

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Alandis Brassel

Director

Alandis is an experienced entertainment law attorney and professor. In his practice, he represents companies and individuals in the fields of entertainment, media, technology, and branded goods, with a focus on music and television. Alandis advises songwriters, recording artists, producers, television writers, authors, influencers, and entrepreneurs in various transactions and helps clients protect their intellectual property through copyright registration, trademark (registration, office actions, and oppositions), estate planning, and estate administration/probate. He also serves as outside general counsel to various startups. As Assistant Professor of Music Business at the University of Memphis Rudi E. Scheidt School of Music, Alandis teaches Legal Aspects of the Music Industry, Entrepreneurship in Commercial Music, Music Distribution, and Record Company Operations. Before entering private practice, Alandis worked as Counsel for U.S. Representative Jim Cooper (TN-05), where he advised the congressman on policy matters concerning intellectual property and the entertainment industry and served as a liaison to agencies such as the Small Business Administration. He has also worked as the Program Director for the Arts & Business Council of Greater Nashville, where he supervised the nonprofit's legal and education programs.



Keith Darcy

Director

Keith Darcy is President of Darcy Partners Inc., a boutique consulting firm that works with boards and senior executives on a wide variety of complex governance, ethics, compliance, regulatory, and reputation risk challenges. Over his forty-year career as a senior financial services executive, CEO advisor, corporate director, educator, and thought leader, Keith has worked with boards and executive leaders across six continents on complex governance, ethics, compliance, regulatory, and reputation risk challenges. He was formerly independent Senior Advisor to Deloitte's Risk and Financial Advisory Compliance Program and currently also serves on the board of the Notre Dame Deloitte Center for Ethical Leadership and is advisor to Abu Dhabi sovereign wealth fund. He held prior board seats with E*Trade Bank, New York National Bank, and the Center for Ethics at Emory University and was former Chairman of the Better Business Bureau Foundation, New York. Keith also served for nine years as Executive Director of the Ethics and Compliance Officer Association (ECOA) as well as Chairman of the ECOA Foundation. He has been mentioned in numerous publications, via keynotes and panels at scores of global forums from the UN, the WEF, and the OECD to Harvard's Kennedy School and the Carr Center for Human Rights. Previous academic positions include Associate Dean and Distinguished Professor at Georgetown's McDonough School of Business, Adjunct Professor of Ethics and Leadership at Penn's Wharton School,



Doug Vander Weide

Director

A veteran Certified Financial Planner with over 32 years of professional experience in advising clients in the areas such as wealth management, short and long-term planning, and private equity investments, Doug is CEO and Owner of Valiant Wealth (a boutique family office and financial planning firm in West Des Moines, IA, which arranged the initial private equity funding for the Company). Doug also serves on the board of Regenxx Corporation and was previously on the board of Data Builder, Inc. and Emerging Growth Group. Doug has led many missions to Africa and was instrumental in building a medical clinic and mission center in Ghana, as well as assembling Abod Shelters in Tanzania and South Africa. He and his wife Dawn have six children, three of them adopted from Ghana. Doug served as the Chairman of the Board of Abod Shelters and Kingdom Cares International. Doug is also a former triathlete.

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Pete Fisher

Director

During his 30+ year in music, Pete has served as Vice President and General Manager of The Grand Ole Opry and CEO of the Academy of Country Music, where he produced the 52nd, 53rd, and 54th ACM Awards for CBS. He has a Grammy nomination for "Best Music Film," and while Director of Creative Services at Warner/Reprise Records, Warnersongs (formerly Warner/Elektra/Asylum Music) was instrumental in delivering several #1 hits, including BMI Song Of The Year "She's in Love With the Boy" in 1991. He has also previously represented several music artists. Pete connects charities with celebrities/artists for philanthropic opportunities and raised millions of dollars for cause-related initiatives and charities (MusiCares, Music Heals International, J/P HRO, ACM Lifting Lives, The Store). Pete's past and present board affiliations and leadership commitments are numerous and include the Academy of Country Music, Leadership Music, The Recording Academy (NARAS), Belmont University's CURB College of Entertainment & Music Business, Leukemia & Lymphoma Society, and MTSU College of Media & Entertainment. Pete was made a prestigious American Master by the Berklee College of Music. He was presented with an "Inspiration Award" at Inspire Nashville and "Distinguished Alumnus" from MTSU.

OUR TEAM

Video Gallery







TESTIMONIALS

What Others Are Saying About Worldwide Stages

The best production experience I have ever had.

BROADCAST PRODUCER

Fuel the Entertainment Industry's Evolution to New Heights

WORLDWIDE STAGES

Invest in Worldwide Stages
and Redefine Production Excellence

615.314.5900
5000 Northfield Lane
Spring Hill, TN 37174

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Worldwide Stages Invites You To Shape the Entertainment Industry's Future

The Issuer is "testing the waters" under Regulation A under the Securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The Issuer is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the Issuer does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in that offering statement and the Company's offering circular included in the offering statement will be more complete than the information available at this site and/or that the Company is providing now and could differ in important ways. You must read the documents filed with the SEC before investing. Our offering statement and offering circular, when qualified with the SEC will be available here at this site.

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WORLDWIDE STAGES REG A "TEST THE WATERS" DISCLAIMER

THIS SITE IS OPERATED BY WORLDWIDE STAGES, INC. (THE "COMPANY"), WHICH IS NOT A REGISTERED BROKER-DEALER. THE COMPANY DOES NOT GIVE INVESTMENT ADVICE, ENDORSEMENT, ANALYSIS, OR RECOMMENDATIONS WITH RESPECT TO ANY SECURITIES. THE INFORMATION CONTAINED AT THIS SITE, ALONG WITH ANY OTHER WRITTEN MATERIALS, PRESENTATIONS, AND/OR OTHER MARKETING MATERIALS RELATED TO THIS PROJECT IS PRESENTED FOR ILLUSTRATIVE AND EDUCATIONAL PURPOSES ONLY. THE INFORMATION IS NOT PRESENTED, NOR SHOULD IT BE TREATED, AS LEGAL ADVICE, INVESTMENT ADVICE, OR TAX ADVICE. WE ADVISE ALL PARTIES TO DO THEIR OWN RESEARCH AND OBTAIN INDEPENDENT FINANCIAL, LEGAL, AND PROFESSIONAL ADVICE BEFORE MAKING ANY INVESTMENT AND BUSINESS DECISIONS. YOUR PERSONAL INDIVIDUAL FINANCIAL CIRCUMSTANCES MUST BE TAKEN INTO ACCOUNT BEFORE YOU MAKE ANY INVESTMENT DECISION.

ANY SECURITIES POSTED HERE WOULD BE OFFERED BY, AND ALL INFORMATION INCLUDED ON THIS SITE IS THE RESPONSIBILITY OF WORLDWIDE STAGES, INC., THE ISSUER OF SUCH SECURITIES (THE "ISSUER"). NEITHER THE ISSUER, ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, AND EMPLOYEES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND RELATED TO THE ADEQUACY, ACCURACY, OR COMPLETENESS OF ANY INFORMATION ON THIS SITE OR THE USE OF INFORMATION ON THIS SITE. BY ACCESSING THIS SITE AND ANY PAGES THEREOF, YOU AGREE TO BE BOUND BY THE TERMS & CONDITIONS, PRIVACY POLICY, AND ANY RISK FACTORS SET FORTH IN THE COMPANY'S WEBSITE AND ANY OFFERING CIRCULAR RELATED TO THE OFFERING THAT HAS BEEN FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC").

THE ISSUER IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE ISSUER IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE ISSUER DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SEC AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT AND THE COMPANY'S OFFERING CIRCULAR INCLUDED IN THE OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION AVAILABLE AT THIS SITE AND/OR THAT THE COMPANY IS PROVIDING NOW AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. OUR OFFERING STATEMENT AND OFFERING CIRCULAR, WHEN QUALIFIED WITH THE SEC WILL BE AVAILABLE HERE AT THIS SITE.

AT THIS TIME, NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED BY THE COMPANY FOR THE OFFERING, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED BY THE COMPANY AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED BY THE COMPANY UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY OFFER TO PURCHASE THE COMPANY'S SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST IN THE OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE INFORMATION PRESENTED AT THIS SITE, ALONG WITH ANY OTHER WRITTEN MATERIALS, PRESENTATIONS, AND/OR OTHER MARKETING MATERIALS RELATED TO THIS PROJECT, MAY CONTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS AND TRENDS IN THE FUTURE MAY DIFFER MATERIALLY FROM THOSE SUGGESTED OR IMPLIED BY ANY FORWARD-LOOKING STATEMENTS DEPENDING ON A VARIETY OF FACTORS. ALL WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE PREVIOUS STATEMENTS. EXCEPT FOR ANY OBLIGATIONS TO DISCLOSE INFORMATION AS REQUIRED BY APPLICABLE LAWS, WE UNDERTAKE NO OBLIGATION TO UPDATE ANY INFORMATION CONTAINED AT THIS SITE, OR OTHER WRITTEN MATERIALS, PRESENTATIONS, AND/OR OTHER MARKETING MATERIALS RELATED TO THIS PROJECT, OR TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO ANY STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR, OR THAT WE BECOME AWARE OF, AFTER THE DATE OF THE PUBLISHING OF THIS SITE, OTHER WRITTEN MATERIALS, PRESENTATIONS, AND/OR OTHER MARKETING MATERIALS RELATED TO THIS PROJECT.